                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/X/ Preliminary Proxy Statement             / / Confidential, for Use of the Commission
                                            Only (as Permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                                  IMMUCOR, INC.
                (Name of Registrant as Specified in Its Charter)

                              Kairos Partners, L.P.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                       of
                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                          Norcross, Georgia 30091-5625

                                ----------------

                                 PROXY STATEMENT
                                       of
                              KAIROS PARTNERS, L.P.

                                ----------------

         This Proxy Statement and the accompanying Letter to Shareholders and BLUE Annual Meeting proxy card are furnished in connection with the solicitation of proxies by Kairos Partners, L.P. ("Kairos ") to be used at the 2001 Annual Meeting of Shareholders of Immucor, Inc., a Georgia corporation ("Immucor" or the "Company"), to be held at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071 on Friday, November 30, 2001, at 10:00 A.M., local time and at any adjournments or postponements of that meeting (the "Annual Meeting").

         This Proxy Statement, the accompanying Letter to Shareholders and the BLUE Annual Meeting proxy card are first being mailed to Company shareholders on or about October __, 2001.

MANAGEMENT'S PROPOSAL

     At the Annual Meeting, management of the Company will seek approval, among other things:

         To elect a slate of seven Directors, its nominees consisting of the Company's current seven Directors, who would serve for the coming year.

KAIROS' PROPOSAL

         Kairos, a limited partnership owned by a group of partners, owns in the aggregate approximately 11.6% of the Company's outstanding shares of common stock, and is soliciting your proxy in support of the election of its slate of seven Directors (the "Kairos Slate"), consisting of four of the Company's existing Directors (the "Existing Directors") and three Kairos nominees (the "Kairos Nominees"), all of whom are named below.

         Kairos has not nominated seven Directors. Instead, Kairos has nominated three individuals to serve on the Immucor Board of Directors. However, Kairos is urging shareholders to support four of the Company's Existing Directors as described in this Proxy Statement. The primary reasons that Kairos has not nominated seven Directors are a consequence of the following:

   1. POTENTIAL ACCELERATION OF DEBT. Under Immucor's credit facility, if there is a change in a majority of Immucor's directors without management's approval, the primary lender has the option to call for immediate payment of all outstanding balances under the credit facility.

   2. POTENTIAL FOR PAYMENTS TO EXECUTIVES. Certain members of senior management have Employment Agreements that call for significant payments to be made in the event of a "Change in Control" which might be triggered by a change in a majority of the Board of Directors.

         Kairos believes that the Kairos Nominees have the experience, dedication and perseverance to work with the Existing Directors to accomplish the Kairos Plan. KAIROS DOES NOT BELIEVE THE CURRENT CHAIRMAN OF THE BOARD DESERVES YOUR SUPPORT FOR RE-ELECTION.

THE KAIROS NOMINEES INTEND TO WORK FOR THE ENHANCEMENT OF SHAREHOLDER VALUE.

         As we describe more fully in this Proxy Statement, Kairos' Plan includes:

            o IMPROVE SALES
                 Focus sales and marketing efforts to increase utilization
                   of the automated products.
                 Improve customer relationships.

            o IMPROVE CASH FLOW FROM OPERATIONS
                 Consolidate product offerings.
                 Reduce redundant manufacturing facilities.
                 Eliminate excess staffing.

            o REDUCE OR RESTRUCTURE DEBT
                 Capitalize on Improved Cash Flow.

            o IMPROVE INVESTOR RELATIONSHIPS
                 Implement quarterly shareholder conference calls. Implement the timely release of quarterly and annual results.

KAIROS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A

LATER DATED PROXY FOR THE ANNUAL MEETING TO MACKENZIE PARTNERS, INC. OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "PROXY PROCEDURES" BELOW.

         The solicitation of proxies pursuant to this Proxy Statement is being made by Kairos, who is not affiliated with Immucor other than as a shareholder. Kairos, a Delaware limited partnership, was formed for the primary purpose of making investments in medical device and diagnostics companies that have a differentiated technology platform or demonstrated product pipeline. The General Partner of Kairos is Kairos Partners GP, LLC (the "GP"), a Delaware limited liability company that is controlled by Aim High Enterprises, Inc., a Delaware corporation. Kairos, the GP and Aim High Enterprises, Inc. may be deemed to be "participants" in this solicitation of proxies from shareholders of Immucor for use at the Annual Meeting to be held on November 30, 2001. Immucor shareholders may obtain information regarding the interests of the participants in Immucor by reading a Schedule 13D/A filed by the participants with the Securities and Exchange Commission on September 14, 2001.

                               CERTAIN INFORMATION

         Please note that this Proxy Statement omits certain information regarding the Company and the Annual Meeting in reliance on Rule 14a-5(c) promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Rule 14a-5(c) allows us to refer you to the Company's proxy statement for certain information. This information includes the record date for the Annual Meeting; the number of shares of Company common stock outstanding and eligible to vote at the Annual Meeting; the number of votes per share of Company common stock; the quorum requirements and securities ownership of the Company; information about the Company's officers and directors, including compensation; filings made pursuant to Section 16 of the Exchange Act; and the date by which shareholders must submit proposals for consideration at the next annual meeting. This information, which Kairos has not independently verified, is incorporated by reference in this Proxy Statement in reliance on the Company, except to the extent that information contradicts information contained in this Proxy Statement or is otherwise adverse to Kairos. Kairos assumes no responsibility for the accuracy or completeness of any information incorporated in this Proxy Statement by reference to the Company's proxy statement or the Company's public filings.

                                    IMPORTANT

Kairos urges you to mark, sign, date and return the enclosed BLUE Annual Meeting proxy card to vote FOR the Kairos Slate.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         According to the Company's proxy statement, the Company currently has seven directors, all of whose terms will expire at the Annual Meeting. At the Annual Meeting, a new Board of seven directors is to be elected for a term expiring upon the 2002 Annual Meeting of shareholders of the Company and the due election and qualification of their successors.

         Kairos proposes that the Company's shareholders elect the Kairos Slate as the directors of the Company. If the Kairos Slate is elected, it would constitute all of the Board of Directors of the Company.

         The members of the Kairos Slate are listed below and have furnished the following information concerning their principal occupations or employment and certain other matters. Each of the Kairos Nominees has consented to being named in the Proxy Statement and to serve if elected. Each Kairos Nominee, if elected, would hold office until the 2002 annual meeting of Immucor's shareholders and until a successor has been elected and qualified or until his earlier death, resignation or removal. Kairos has no reason to believe that any of the Kairos Nominees will be unable to serve as a director. However, if any one or more of the Kairos nominees is not available for election, the persons named on the BLUE Annual Meeting proxy card will vote for the election of those other nominees as may be proposed by Kairos. We cannot assure you that any of the Company's nominees will serve as directors if any of the Kairos Nominees are elected to the Board.

The Kairos Slate for Directors

         KARIOS NOMINEES

         JOHN F. MCGUIRE, III, age 54, became President and Managing Director of Whatman Bioscience in June 2001. Prior to that time, Mr. McGuire served as Chief Executive Officer, President and a Director of HemaSure Inc. since April 1997. From 1988 to 1997, Mr. McGuire was employed by Johnson & Johnson, Inc., most recently as Vice President and General Manager of the Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr. McGuire held the position of Vice President, Sales & Marketing, North America for J&J. From August 1990 to March 1995, Mr. McGuire served as Managing Director of Ortho Diagnostic Systems, U.K. and Belgium for J&J. From September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis Business Unit of J&J.

         From 1977 to 1988, Mr. McGuire held various management positions at E.I. DuPont De Nemours & Company, the last of which was National Sales Manager, AIDS & Hepatitis Business.

         Mr. McGuire is a member of the Board of Trustees of the National Blood Foundation Trust Fund.

         RONALD O. GILCHER, M.D., F.A.C.P., age 63, has served as Chief Executive Officer, President and Medical Director of the Sylvan N. Goldman Center, Oklahoma Blood Institute ("OBI") since 1979. OBI is a nationally recognized independent blood center. From 1971 to 1979, Dr. Gilcher served at the Central Blood Bank of Pittsburgh, as Assistant Medical Director and Medical Director from 1974. During that time, Dr. Gilcher was also an Assistant Professor of Medicine and an Associate Professor of Clinical Medicine at the University of Pittsburgh, School of Medicine.

         Dr. Gilcher is Board Certified in Internal Medicine and Hematology and is a Fellow of the American College of Physicians. In 1997, Dr. Gilcher was appointed by the U.S. Department of Health and Human Services to serve on the Advisory Committee on Blood Safety and Availability.

         PETER R. WHITE, age 46, is currently self-employed as a financial consultant. From 1981 to 2001, Mr. White worked for Fleet Securities, Inc., and its predecessor companies BancBoston Robertson Stephens and BankBoston, N.A.. Since 1993, he served as a Managing Director in units that financed the acquisition of businesses by private equity firms. Services included the providing of senior bank debt, private mezzanine debt, public high yield debt, private equity, and merger and acquisition advisory products. During this period, Mr. White was directly involved in analyzing, conducting comprehensive due diligence, underwriting, and distributing over $1 billion in new debt financings to highly leveraged companies across a broad range of industry sectors.

         Mr. White received an A.B. degree, cum laude, from Dartmouth College, and an M.B.A. in Finance from the Wharton School.

         EXISTING DIRECTORS SUPPORTED BY KAIROS

         Set forth below are the biographies of four of the Existing Directors that Kairos urges shareholders to vote for by completing the BLUE proxy card or by voting at the Annual Meeting. Please note that none of these individuals are affiliated with Kairos nor has Kairos nominated any of these individuals.

         Dr. Gioacchino De Chirico has been Director of European Operations of the Company since May 1998 and President of Immucor Italia S.r.l. since February 1994. From 1989 until 1994, he was employed in the United States by Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company, as General

Manager, Immunocytometry, with worldwide responsibility. From 1979 until 1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including Product Manager and European Marketing Manager for Immunology and Infectious Disease products. The Company acquired Immucor Italia S.r.l. on September 30, 1991.

         Ralph A. Eatz, who has been working in the blood banking reagent field for over 30 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since December 1988.

         Daniel T. McKeithan has been a director of the Company since February 1983. Since 1986, he has served as a consultant to health care companies. From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as general manager and as Executive Vice President of Operations. Mr. McKeithan also has 30 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostics Systems Division.

         Joseph E. Rosen has been a director of the Company since April 1998. He has been employed by Sera-Tec Biologicals since its inception in 1969 and has served as its President for the past fifteen years. Mr. Rosen is currently serving as Chairman of the Board of the American Blood Resources Association, the plasma industry trade group, and has been a member of the Board of Directors of several public and private health care companies. He has over 30 years of experience in the blood banking industry.

         DIRECTORS COMPENSATION

         It is anticipated that each of the Kairos Nominees, upon his election as a director of the Company, will receive director's fees consistent with the Company's practices as set forth in the Company's proxy statement.

         OTHER ARRANGEMENTS

         There are no current arrangements between the Company, Kairos, the Kairos Nominees or any of their affiliates with respect to any consulting, investment banking or other services to be provided to the Company by Kairos, the Kairos Nominees or any of their affiliates.

         Except as set forth below, none of Kairos, the Kairos Nominees, or any of their affiliates (i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party; (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company; (iii) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered to or on behalf of the Company; (iv) has engaged in or has a direct or indirect material interest in any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the dollar amount involved exceeded, or is expected to exceed, $60,000 in the aggregate;
(v) has been indebted to the Company or any of its subsidiaries in an amount in excess of $60,000; or (vi) is a party adverse to the Company or any of its subsidiaries in any material proceedings or has a material interest adverse to the interest of the Company or any of its subsidiaries in any of those proceedings.

         There are no family relationships between any of the Kairos Nominees and any current director or executive officer of the Company.

         Information relating to the ownership and transactions in the securities of the Company by Kairos is set forth in the section of this Proxy Statement entitled "Security Ownership of Kairos and its Affiliates."

         REQUIRED VOTE

         The election of directors requires a plurality vote of those shares of Immucor common stock represented in person or by proxy at the Annual Meeting. Accordingly, the seven nominees receiving the highest number of votes among the shares of common stock represented and voting at the Annual Meeting will be elected to serve on the Board of Directors.

         Abstentions and broker non-votes will have no effect on the election of the directors. Broker non-votes (i.e., shares held of record by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote as to the manner in which those shares should be voted on a particular proposal, and (ii) the broker or nominee does not have the discretionary voting power on that proposal) and proxies that withhold authority to vote for the election of any nominee as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. Broker non-votes and proxies that withhold authority to vote for the election of any nominee as a director will have no effect on the outcome of any voting or any proposal to elect nominees as directors. Broker non-votes and abstentions with respect to any other proposal to be voted at the Annual Meeting will have the effect of a vote against those proposals.

         The accompanying BLUE Annual Meeting proxy card will be voted at the Annual Meeting in accordance with your instructions on that card. You may vote FOR the election of each of the members of the Kairos Slate or withhold authority to vote for the election of all the members of the Kairos Slate by marking the proper box on the BLUE Annual Meeting proxy card. You may also withhold your vote from any one or more of the members of the Kairos Slate by writing the name of that person(s) in the space provided on the BLUE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE ANNUAL MEETING PROXY CARD FOR THE ELECTION OF ALL OF THE MEMBERS OF THE KAIROS SLATE PROVIDED THAT YOU HAVE SIGNED THE PROXY CARD. Kairos owns in the aggregate 841,370 shares of common stock eligible to vote at the Annual Meeting.

         Kairos believes that it is in your best interest to elect the Kairos Slate at the Annual Meeting. All Kairos Nominees intend to work for the enhancement of stockholder value. See "Kairos' Plan for Enhancing Stockholder Value" below.

         KAIROS STRONGLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE KAIROS
SLATE.

         OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Kairos is not aware of any proposals other than the election of directors to be brought before the Annual Meeting. Should any other proposal be brought before the Annual Meeting, the vote required for approval of that proposal would be as prescribed by the Company's charter or bylaws or by applicable law. Generally, approval of a proposal would require a majority of the votes cast by holders of common stock represented at the Annual Meeting and entitled to vote on the matter. Shares voted as abstentions would have the same effect as a negative vote. Shares with respect to which a broker submits a "broker non-vote" on a matter would not be counted in calculating the number of shares entitled to vote on a matter.

         On a proposal to adjourn the Annual Meeting, the persons named in the BLUE Annual Meeting proxy card will vote against a proposal to adjourn if the proposal is made by management of the Company in order to allow management time to solicit more votes to elect its nominees. In addition, Kairos may propose to adjourn the meeting and will vote for that proposal if an adjournment will allow Kairos time to solicit more votes needed to elect the Kairos Slate. However, those persons named in the BLUE Annual Meeting proxy card will not vote on a proposal to adjourn the Annual Meeting if you have marked the BLUE proxy card against authority to cast that vote. KAIROS RECOMMENDS A VOTE "FOR" ALLOWING THE KAIROS PROXIES TO VOTE ON A PROPOSAL TO ADJOURN THE ANNUAL MEETING.

         Should other proposals be brought before the Annual Meeting, the persons named on the BLUE Annual Meeting proxy card will abstain from voting on those proposals. However, if those proposals adversely affect the interests of

Kairos as determined by Kairos in its sole discretion, those persons named in the BLUE Annual Meeting proxy card will vote on those proposals in a manner determined by Kairos.

                                PROXY PROCEDURES

         Shareholders are urged to mark, sign and date the enclosed BLUE Annual Meeting proxy card and return it in the envelope provided in time to be voted at the Annual Meeting. Execution of the BLUE Annual Meeting proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy to MacKenzie Partners, Inc. or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest dated proxy for the Annual Meeting will count, and any later dated proxy will have the effect of revoking any previously executed proxies.

         Only holders of record as of the close of business on the record date of October 15, 2001 will be entitled to vote at the Annual Meeting. If you were a shareholder of record on the record date, you may vote your shares at the Annual Meeting even if you have sold your shares after the record date. Accordingly, please vote the shares held by you on the record date, or grant a proxy to vote those shares, on the BLUE Annual Meeting proxy card, even if you have sold your shares after the record date.

         If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote those shares and it can vote those shares only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE Annual Meeting proxy card.

         Where you indicate a choice on your BLUE Annual Meeting proxy card, your shares will be voted as specified. If you indicate no choice, your shares will be voted FOR the Kairos Slate and the authorization of Kairos proxies to vote on a proposal to adjourn the Annual Meeting, provided that you have signed and dated the BLUE Annual Meeting proxy card.

                   KAIROS PLAN FOR ENHANCING SHAREHOLDER VALUE

         Kairos has attempted to offer suggestions to management about actions that Kairos believes would improve profitability in a competitive industry with a view towards increasing stockholder value. As the LARGEST EQUITY HOLDER in the Company, Kairos has witnessed the Company's poor performance in the price of the Company's common stock. If the three Kairos nominees, along with the four existing Directors that Kairos is recommending, are elected to serve on the Board of Directors, Kairos believes that the Board will work together to develop and implement the action plans necessary to improve the Company's performance and increase the Company's value for all shareholders. If elected, these nominees could work together to focus the Company and Board on certain areas in which we believe the Company now falls short.

     o The Company operates in a mature, but necessary, market. It has limited competition and claims to be the market leader. Kairos believes that a strong Board will chart a path that will reflect that the transfusion diagnostics market is experiencing relatively flat growth and that optimizing the utilization of automated equipment is essential to success. Kairos believes that greater effort must be expended to restore the confidence of Immucor's customers in the Company's products and future. Kairos believes that the performance problems and resulting FDA regulatory issues with the ABS2000, which were not finally resolved for over a year, may be an indication of a lack of focus by the Company in this very critical area.

     o Cash flow from operations might be improved if the management team of the Company would seek to manage costs and develop existing customers with streamlined products and services. Kairos believes that Immucor needs to consolidate the infrastructure of acquired entities and eliminate excess staffing.

     o Immucor's debt level must be addressed for the long-term. The consequences of its recent breaches of debt covenants were the payment of a restructuring fee of $750,000 to the Company's lender, increased interest costs and the potential for significant dilution to all shareholders. Kairos believes that the Company's debt service is using all of the Company's free cash, thereby restricting and limiting cash needs for funding of the business. Capitalizing on streamlining product offerings, facilities and staff will assist in alleviating these pressures.

     o Timetable for improvement. We believe that the Board should instruct senior management to conduct a strategic review of the entire Company operations, including management. If elected, the Kairos Slate would require management to complete the review and report back to the Board within thirty days. The Board would then decide on the course of action and disclose its strategy to all shareholders within ninety days.

     o Communications with shareholders. The Company only communicates with shareholders by complying, at the last possible moment allowed, with the filing requirements of the SEC. It does not provide any opportunity for management to directly communicate with shareholders through periodic conference calls. In addition, Immucor infrequently issues press releases informing shareholders as to material events and quarterly earnings performance. Kairos believes that the market does not adequately understand the significance of the Company's market position and the prospects for growth and development in the Company's industry. Kairos expects that if the Kairos Slate is elected, the new Board will make investor relations and concerns a priority, with a view to enhancing market realization of the Company's value.

         Kairos believes that two of the Kairos Nominees have significant, direct experience within the transfusion medicine industry. Kairos believes the other Kairos Nominee to have significant, direct experience in debt restructuring and finance. Kairos believes they have successfully dealt with issues similar to those facing Immucor today.

         Although Kairos anticipates that the Kairos Nominees will recommend the actions described above, we cannot assure you that any of these actions will be executed if the Kairos Nominees are elected. In addition, the Kairos Plan may change subject to the Kairos Nominees' fiduciary duties to the Company's shareholders. Shareholders should be aware that there is certain risk attendant to the Kairos plan. Kairos has formulated its plan without access to non-public Company information. It is possible, for example, that the cost reductions contemplated by Kairos will not be achievable. Also, Kairos contemplates retaining most members of current management. It is possible, however, that these members of management might choose not to remain with the Company following election of the Kairos Nominees.

         Shareholders need to decide which slate of nominees is best suited to implementing both short-term and long-term strategies focusing on the creation and maintenance of stockholder value. Kairos believes that:

         JACK MCGUIRE has a proven track record in growing business enterprises.

         DR. RON GILCHER has a relevant clinical and industry background and is nationally recognized in the field of blood banking.

         PETER WHITE has the required direct financial management expertise to lead the effort to restructure the Company's significant debt load.

     Collectively they will pursue a strategy for enhancing stockholder value for the Company, as set forth above in the Kairos plan described above. Kairos believes that the Kairos Nominees have the experience, the track record and a plan for the Company that justifies your vote and confidence.

                             SOLICITATION OF PROXIES

     Proxies may be solicited by mail, advertisement, telephone or telecopier or in person. Solicitations may be made by Kairos and any of its affiliates, none of whom will receive additional compensation for making those solicitations. Kairos has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of their solicitation materials to the beneficial owners of the Company common stock they hold of record. Kairos will cause these record holders to be reimbursed for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     Kairos has retained MacKenzie Partners, Inc. ("MacKenzie") for solicitation and advisory services in connection with this solicitation, for which MacKenzie is to receive a fee of up to $50,000.00, together with reimbursement for its reasonable out-of-pocket expenses. Kairos and its affiliates have also agreed to indemnify MacKenzie against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. MacKenzie will solicit proxies for the Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that MacKenzie will employ approximately 30 persons to solicit shareholders for the Annual Meeting.

     The entire expense of soliciting proxies for the Annual Meeting is being borne by Kairos. Costs incidental to this solicitation of proxies include expenditures for printing, postage, legal, accounting, public relations, advertising and related expenses and are expected to be approximately $______; costs incurred as of the date of this Proxy Statement are approximately $______.

         If the Kairos Nominees are elected, Kairos will request that the Kairos Nominees cause the Company to reimburse Kairos for all expenses incurred in connection with this proxy solicitation, as well as any litigation costs that may result from this proxy solicitation. We do not anticipate that shareholders of the Company will have an opportunity to approve any reimbursement of these expenses.

         If Kairos should withdraw, or materially change the terms of this solicitation of proxies prior to the Annual Meeting, Kairos will supplement this Proxy Statement or otherwise publicly disseminate information regarding that withdrawal or change and, in appropriate circumstances, will provide shareholders with a reasonable opportunity to revoke their proxies prior to the Annual Meeting.

                 SECURITY OWNERSHIP OF KAIROS AND ITS AFFILIATES

         The table below sets forth the ownership of the Company's common stock by Kairos and its affiliates as of the record date for the Annual Meeting. This information may also be found in a Schedule 13D/A filed by Kairos and its affiliates with the SEC on September 14, 2001.

         None of the Kairos Nominees own any shares of the Company's common stock or any other securities of the Company. As a limited partner in Kairos, however, John F. McGuire, III and Ronald O. Gilcher, M.D., F.A.C.P., may be deemed to be the beneficial owner of the shares of Immucor common stock owned by Kairos. However, because neither Mr. McGuire nor Dr. Gilcher has any right to control Kairos as a limited partner, Mr. McGuire and Dr. Gilcher disclaim beneficial ownership of those shares. At this time, we believe that the Kairos Nominees are effectively not permitted to purchase any shares of the Company's common stock because their holdings would be combined with Kairos' holdings for purposes of determining the aggregate beneficial ownership in the Company's common stock by Kairos. As a result, if the Kairos Nominees purchased any shares, the combined ownership of Kairos and the Kairos Nominees may exceed 15%, which would trigger adverse consequences to Kairos (and we believe the shareholders of Immucor generally) under the Company's shareholder rights plan. If the Kairos Nominees are elected to the Board, Kairos expects that the Kairos Nominees will be encouraged to acquire shares of the Company's common stock to align their interests with those of the shareholders of the Company. We believe that this stock ownership will also encourage confidence in the long-term prospects of the Company.

         Dr. Giocchino De Chirico, Ralph A. Eatz, Daniel T. McKeithan and Joseph
E. Rosen are Existing Directors. Their respective beneficial ownership is disclosed more fully in the Company's proxy statement.

         The percentages listed below are based on 7,277,617 shares of Common Stock reported as outstanding by the Company as of the record date.

 Name and Address                   Number of                 Percent of Class and
 of Beneficial Owner                  Shares                       Voting Power
 -------------------               ------------------            ----------------
Kairos Partners, L.P.                 841,370                         11.6%

         Except as disclosed below, none of Kairos or the Kairos Nominees, or any of their respective affiliates has purchased or sold any of shares of the Company's common stock or other securities of the Company within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities.

         Given the volume of transactions engaged in by Kairos, the purchases (and sales) are summarized below on a monthly basis. All of these transactions were engaged in by Kairos.

                                                  Number of Shares                  Avg. Cost
Kairos Partners             Date                  Purchased             (Sold)      per Share
---------------------      -------                ----------------------------      ----------
                           September 2000            177,300            (0)            $4.05
                           October                   211,200            (0)            $3.83
                           November                  142,150            (5,350)        $4.68
                           December                  30,200             (0)            $4.27
                           April 2001                47,000             (0)            $2.35
                           June                      63,100             (0)            $3.25
                           July                      62,570             (0)            $4.13
                           August                    13,700             (0)            $3.65
                           September                 99,500             (0)            $2.90

                                OTHER INFORMATION

Proposals of Security Holders

         Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of shareholders of the Company must be received by the Company for inclusion in the Company's proxy statement for that meeting is contained in the Company's Proxy Statement and is incorporated into this Proxy Statement by reference.

                                ----------------

OCTOBER  , 2001

                                    IMPORTANT

         Your proxy is important. No matter how many shares you own, please give Kairos your proxy FOR the election of the Kairos Slate by:

         MARKING the enclosed BLUE Annual Meeting proxy card,

         SIGNING the enclosed BLUE Annual Meeting proxy card, DATING the enclosed BLUE Annual Meeting proxy card and

         MAILING the enclosed BLUE Annual Meeting proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If you have already submitted a proxy to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the Kairos Nominees by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to the Company. Only your latest dated proxy for the Annual Meeting will count at such meeting.

         If you have any questions or require any additional information concerning this Proxy Statement or the proposals by Kairos contained herein, please contact

MacKenzie Partners, Inc. at the address set forth below. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER SUCH INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE BLUE ANNUAL MEETING PROXY CARD.

                                    MACKENZIE
                                 PARTNERS, INC.

                                156 Fifth Avenue
                            New York, New York 10010
                          212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                       Email: Proxy@mackenziepartners.com

BLUE PROXY

                                  IMMUCOR, INC.
                       2001 ANNUAL MEETING OF SHAREHOLDERS

                THIS PROXY IS SOLICITED BY KAIROS PARTNERS, L.P.

         The undersigned shareholder of Immucor, Inc. (the "Company") hereby appoints each of KENNETH L. WOLFE AND JAMES F. RICE, and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all shares of Common Stock of the Company that the undersigned is entitled to vote if personally present at the 2001 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN ADDITION, THE PROXIES WILL VOTE IN THE DISCRETION SPECIFIED IN ITEM 2.

(Please mark each proposal with an "X" in the appropriate box)

1. ELECTION OF DIRECTORS

Election of John F. McGuire, III, Ronald O. Gilcher, M.D., F.A.C.P., Peter R. White, Ralph A. Eatz, Dr. Gioacchino De Chirico, Daniel T.McKeithan and Joseph
E. Rosen.

/ /   FOR all nominees,                  / / WITHHOLD AUTHORITY
      except as marked below                 for all nominees

(INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

--------------------------------------------------------

KAIROS RECOMMENDS A VOTE FOR THE KAIROS SLATE

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    / / YES               / / NO

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign this proxy exactly as your name appears hereon.

 ----------------------------------------
(Signature)

----------------------------------------
(Signature, if held jointly)

----------------------------------------
(Title)

Dated:

         When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         To vote in accordance with the Kairos recommendations, just sign and date this proxy; no boxes need to be checked.



                                      -19-